EXHIBIT 10.4

BAKBONE SOFTWARE INCORPORATED

STOCK OPTION AGREEMENT

Date of Agreement:

BETWEEN BAKBONE SOFTWARE INCORPORATED, a body corporate, with an office in the City of Calgary, in the Province of Alberta (hereinafter called “the Corporation”) and

Name of Optionee:

(hereinafter called the “Optionee”)

As the Optionee is a full-time employee, director or officer of the Corporation or a consultant to the Corporation or a subsidiary of the Corporation and the Committee considers its appropriate to grant an option to the Optionee under the Corporation’s Share Option Plan;

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby grants to the Optionee an option, irrevocable unless otherwise terminated pursuant to the terms of this Agreement, to purchase that number of common shares of the Corporation (the “Optioned Shares”) set forth below at, subject to adjustment the Optioned Shares at, subject to adjustment pursuant to Section 6, $ 1.90 Canadian      (the “Exercise Price”) until the Expiration Time subject to and upon the terms and conditions set forth herein (including, without limitation, those terms and conditions attached hereto and forming part hereof).

Optioned Shares	Vesting Provisions	Expiration Date

SIGNED, SEALED AND DELIVERED

in the presence of:

Witness as to the signature of the Optionee	(Optionee)

(address, including postal code)

BAKBONE SOFTWARE INCORPORATED

Per:

Reserved for office use only:	Option Number:

BAKBONE SOFTWARE INCORPORATED

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS

The following terms and conditions are attached to and form part of the grant of options to the Optionee by BakBone Software Incorporated.

1.	In this Agreement, unless the context otherwise requires:

“Board of Directors” means the board of directors of the Corporation, or any committee thereof empowered in respect of the matter referred to;

“Business Day” means a day on which Canadian chartered banks are open for business in the City of Calgary;

“Common Shares” means the common shares in the capital of the Corporation as constituted on the date hereof provided that after any adjustment pursuant to Section 6, the term “Common Shares” shall be interpreted to mean the shares, or other securities or property, the Optionee is entitled to receive upon the exercise of the Option;

“Current Market Price” in respect of a Common Share at any date means the weighted average price per share for Common Shares for any 20 consecutive trading days (selected by the Board of Directors) commencing not more than 30 trading days before such date on the Exchange (or on any other Canadian stock exchange on which the Common Shares shall then be listed and designated by the Board of Directors for such purpose if the Common Shares shall not then be listed on the Exchange); the weighted average price shall be determined by dividing the aggregate of the sale prices of all such shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of such shares so sold; or if:

i.	the Common Shares are not listed upon a stock exchange in Canada; or

ii.	within such 20 consecutive trading days there have not been at least five days in which at least 100 Common Shares have traded,

the Current Market Price in respect of a Common Share shall be determined by the Board of Directors acting reasonably and in good faith;

“Exchange” means The Canadian Venture Exchange provided that if the Common Shares at the relevant time are listed and posted for trading on The Toronto Stock Exchange, than any reference herein to the “Exchange” shall mean The Toronto Stock Exchange;

“Expiration Time” means 4:00 p.m. (Calgary time) on the Expiration Date;

“Option” means the option to purchase Optioned Shares granted pursuant to this Agreement upon the terms and conditions herein provided; and

“Voting Shares” means voting shares, within the meaning of the Securities Act (Alberta), of the Corporation.

2.	The Option may be exercised by the Optionee for any vested Optioned Shares at any time after the applicable Vesting Date (as set out on the face page of this agreement) with respect to such Optioned Shares and prior to the Expiration Date, unless earlier terminated in accordance with Section 4 or 5.

3.	The Option shall be exercisable by notice in writing given by the Optionee, or the Optionee’s legal personal representative, to the Corporation specifying the number of Optioned Shares in respect of which it is exercised and accompanied by payment in cash or by cheque in an amount equal to the Exercise Price on the date of such exercise for each of the Optioned Shares specified in such notice. Upon any such exercise of the Option as aforesaid, the Corporation shall forthwith cause the transfer agent and registrar of the Corporation to deliver to the Optionee, or the Optionee’s legal personal representative (or as such person may otherwise direct in the notice of the exercise of the option), within 5 days following receipt of the Corporation of any such notice of exercise and payment, a certificate or certificates in the name of the Optionee or the Optionee’s nominee representing in the aggregate the number of Optioned Shares the Optionee or the Optionee’s legal personal representative shall have then paid for.

4.	If the Optionee shall retire or be terminated without cause from the Corporation’s service or the service of a subsidiary of the Corporation, as the case may be, the Option shall terminate and become null and void in respect of any Optioned Shares in respect of which the Option is not exercised on or before the earlier of the Expiration Time and 4:00 p.m. (Calgary time) on that date which is 60 days after the date of such retirement or termination.

If the Optionee shall resign or be terminated with cause from the Corporation’s service or the service of a subsidiary of the Corporation, as the case may be, the Option shall terminate and become null and void in respect of any Optioned Shares in respect of which the Option is not exercised on or before the earlier of the Expiration Time and 4:00 p.m. (Calgary time) on that date which is 30 days after the date of such resignation or termination. In connection with the foregoing, there shall be no early vesting of the Optioned Shares, and the Optionee shall only be entitled to exercise those shares which have vested.

For clarity, no termination by the Corporation, either with or without cause, shall cause an early vesting of the Options unless specifically agreed to by the Corporation (and the parties acknowledge that the Corporation shall have no obligation to agree to the same).

5.	In the event of the death of the Optionee occurring prior to the Expiration Time while the Optionee is still in the service of the Corporation or the service of a subsidiary of the Corporation, as the case may be, the Optionee’s legal personal representative shall have the right to exercise the Option to purchase any Optioned Shares which the Optionee would have been entitled to purchase under the terms of this Agreement at the time of the Optionee’s death but the Option hereby granted shall terminate and become null and void in respect of any Optioned Shares not purchased by the Optionee or the Optionee’s legal personal representative on or before the earlier of the Expiration Time and 4:00 p.m. (Calgary time) on that date which is six months after the date of the death of the Optionee. In connection with the foregoing, the Optioned Shares shall vest in full (100%) immediately after the date of death. In the event the Optionee is medically determined disabled, defined as if you are, for six consecutive months, unable to attend work and perform normal and regular duties as a result of a physical and/or mental disability, shall have the right to exercise the Option to purchase any Optioned Shares which the Optionee would have been entitled to purchase under the terms of this Agreement at the time of the Optionee’s disability but the Option hereby granted shall terminate and become null and void in respect of any Optioned Shares not purchased by the Optionee or the Optionee’s legal personal representative on or before the earlier of the Expiration Time and 4:00 p.m. (Calgary time) or that date which is seven months after the date of the disability of the Optionee. In connection with the foregoing, the Optioned Shares shall vest in full (100%) six months after the date of disability.

6.	The rights pursuant to the Option in effect at any date shall be subject to adjustment from time to time as follows:

a.	If and whenever, at any time after the date hereof and prior to the Expiration Date, the Corporation shall:

i.	subdivide the outstanding Common Shares into a greater number of Common Shares;

ii.	consolidate the outstanding Common Shares into a lesser number of Common Shares; or

iii.	issue Common Shares (or securities convertible into or exchangeable for Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares or securities convertible into or exchangeable for Common Shares to such holders who exercise an option to receive equivalent dividends in Common Shares (or securities convertible into or exchangeable for Common Shares) in lieu of receiving cash dividends);

the Exercise Price shall, on the effective date of such subdivision or consolidation or on the record date of such stock dividend, as the case may be, be adjusted to that amount which is in the same proportion to the Exercise Price in effect immediately prior to such subdivision, consolidation or stock dividend as the number of outstanding Common Shares before giving effect to such subdivision, consolidation or stock dividend bears to the number of outstanding Common Shares after giving effect to such subdivision, consolidation or stock dividend (including in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares which would have been outstanding had such securities been converted into or exchanged for Common Shares on such effective or record date). Such adjustment shall be made successively whenever any event referred to in this subsection shall occur, and any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under subsections b. and c. of this Section.

b.	If and whenever, at any time after the date hereof and prior to the Expiration Date, the Corporation shall:

i.	fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares); or

ii.	issue Common Shares (or securities convertible into or exchangeable for Common Shares) (otherwise than as described in paragraph i. above);

at a price per share (or having a conversion or exchange price per share) less than 90% of the Current Market Price on such record date or date of issue, the Exercise Price shall be adjusted immediately after such record date or date of issue so that it shall equal the price determined by multiplying:

(1)	the Exercise Price in effect on such record date or date of issue, by

(2)	a fraction, of which:

(a)	the numerator shall be the total number of Common Shares outstanding on such record date or date of issue plus the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase or issue (or the aggregate conversion or exchange price of the convertible securities so offered or issued) by such Current Market Price, and

(b)	the denominator shall be total number of Common Shares outstanding on such record date or date of issue plus the total number of additional Common Shares offered for subscription or purchase or issue (or into which the convertible or exchangeable securities so offered or issued are convertible or exchangeable);

any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed or issue occurs; to the extent that any rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number and aggregate price of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

c.	If and whenever, at any time after the date hereof and prior to the Expiration Date, the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of:

i.	shares of any class other than Common Shares (or securities convertible into or exchangeable for Common Shares), whether of the Corporation or any other corporation;

ii.	rights, options or warrants (excluding those referred to in subsection (b)’ whether or not exercisable at a price per Common Share (or having a conversion or exchange price per Common Share) less than 90% of the Current Market Price);

iii.	evidences of its indebtedness; or

iv.	assets (excluding cash dividends not, together with cash dividends declared in the twelve months preceding the record date for payment of such cash dividends, exceeding 5% of the Current Market Price on such record date);

v.	assets (excluding cash dividends not, together with cash dividends, declared in the twelve months preceding the record date for payment of such cash dividends, exceeding 5% of the Current Market Price on such record date);

then, and in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying:

(1)	the Exercise Price in effect on such record date, by

(2)	a fraction, of which:

(a)	the numerator shall be the Current Market Price on such record date multiplied by the total number of Common Shares outstanding on such record date, less the aggregate fair market value (as determined by the Board of Directors, which determination shall be conclusive) of such shares, rights, options, warrants, evidences of indebtedness or assets so distributed, and

(b)	the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price;

any Common Shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares, rights, options, warrants, evidences of indebtedness or assets actually distributed, as the case may be.

d.	If and whenever, at any time after the date hereof and prior to the Expiration Date, there shall be any reclassification of the Common Shares or change of the Common Shares into other shares, or a consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety to another person, the Optionee upon thereafter exercising the right to purchase Common Shares hereunder shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the Optionee was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Optionee would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, the Optionee had been the registered holder of the number of Common Shares to which the Optionee was theretofore entitled upon such exercise.

e.	If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interest thereafter of the Optionee to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Option. Any such adjustment shall be made by and set forth in an amendment hereto approved by the Corporation and by the Optionee and shall for all purposes conclusively be deemed to be an appropriate adjustment The subdivision or consolidation of the Common Shares at any time outstanding into a greater or lesser number of Common Shares shall be deemed not to be a reclassification of the capital of the Corporation for the purposes of this Section.

f.	If and whenever, at any time after the date hereof and prior to the Expiration Date, the Common Shares shall be subdivided into a greater or consolidated into a lesser number of shares, or the Corporation shall issue Common Shares as a stock dividend of the nature referred to in paragraph iii. of subsection a., the Optionee who has not exercised all of the rights of purchase pursuant to the Option on or prior to the effective date or record date, as the case may be, of such subdivision, consolidation or stock dividend, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Common Shares which would otherwise then have been subscribed for by the Optionee, but for the same aggregate consideration payable therefor, the aggregate number of Common Shares that the Optionee would have been entitled to receive as a result of such subdivision, consolidation or stock dividend if, on such record date or effective date thereof, the Optionee had been the registered holder of the number of Common Shares to which the Optionee was previously entitled upon such exercise.

g.	If the purchase price provided for in any right, warrant or option issued as described in subsection b. or c. is decreased, or the price at which shares are issued as described in subsection a. is decreased or the rate of conversion or exchange at which any convertible or exchangeable securities which are issued as described in subsection a. is increased, the Exercise Price shall forthwith be changed so as to decrease the Exercise Price to such Exercise Price as would have obtained had the adjustment made in connection with the issuance of all such rights, options or securities been made upon the basis of such purchase price as so decreased or such rate as so increased, provided that the provisions of this subsection shall not apply to any such increase or decrease resulting from provisions in any such rights, options or securities intended to prevent dilution if such increase or decrease shall not have been proportionately greater than the decrease, if any, in the Exercise Price to be made at the same time pursuant to the provisions of this Section 6.

h.	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 10% in the Exercise Price then in effect, provided, however, that any adjustments which, except for the provisions of this Section 6 would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.

i.	No adjustment in the Exercise Price shall be made in respect of any event described in subsections a.iii., b. or c. if the Optionee is entitled to participate in such event on the same terms with the necessary changes in detail as if the Optionee had exercised the Optionee’s rights of purchase pursuant to the Option prior to the effective date or record date of such event.

j.	In determining at any time and from time to time the number of Common Shares outstanding at any particular time for purposes of this Section 6, there shall be included that number of Common Shares which would be outstanding upon conversion of all convertible securities then outstanding, and upon exercise of all rights, options or warrants then outstanding to purchase Common Shares, and there shall be excluded any Common Shares (and Common Shares which would be outstanding upon conversion of convertible securities) held by or for the account of the Corporation.

k.	Whenever Common Shares shall have been issued for non-cash consideration in whole or in part, the issue price for such Common Shares shall be determined by the Board of Directors.

l.	No adjustment to the Exercise Price shall be made, other than pursuant to subsection a.ii. and subsection m., which would have the effect of increasing the Exercise Price.

m.	Upon the expiry of the period for conversion of convertible securities and the exercise period for rights, options or warrants (other than rights, options or warrants in respect of which they are entitled to participate, as contemplated in subsection i.) to purchase Common Shares or convertible securities, the Exercise Price shall be adjusted to what it would have been if such unconverted convertible securities and unexercised rights, options or warrants had not been issued.

n.	Notwithstanding subsections c. and k., if a dispute shall at any time arise with respect to any adjustments provided in this Section, such dispute shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such firm of independent chartered accountants as they may select and any such determination shall be binding upon the pates hereto.

o.	The adjustments provided for in this Section in the Exercise Price and in the number or classes of shares which are to be received on the exercise of the option hereby granted are cumulative. After any adjustment pursuant to this Section, the term “Common Shares” where used in this Agreement shall be interpreted to mean the shares or other securities or property of adjustments pursuant to this Section, the Optionee is entitled to receive upon the exercise of the Option, and the number of Common Shares indicated in any exercise made pursuant to the Option shall be interpreted to mean the number of shares of all classes which, as a result of all prior adjustments pursuant to this Section, the Optionee is entitled to receive upon the full exercise of the Option entitling the Optionee to purchase the number of Common Shares so indicated.

p.	No fractional shares or script representing fractional shares shall be issued upon the exercise of any rights pursuant to the Option. To the extent that the Optionee would otherwise be entitled to a fraction of a Share such right may be exercised only in combination with other rights which in the aggregate entitle the Optionee to purchase a whole number of Common Shares.

q.	If in the opinion of the Board of Directors the provisions of Section 6 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the Optionee in accordance with the intent and purposes hereof, the Board of Directors shall make any adjustment in such provisions as the Board of Directors deems appropriate for the benefit of the Optionee.

r.	The Corporation covenants with the Optionee that so long as this Agreement remains in force, it will give notice to the Optionee of its intention to fix a record date for any event referred to in subsection a., b., c. or d. (other than the subdivision, consolidation or reclassification of the Common Shares) which may give rise to an adjustment in the Exercise Price, of its intention to take any action described in subsection f. or of its intention to fix a record date for the payment of dividends on the Common Shares and, in each case, such notice shall specify the particulars of such event and the record date and/or the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given in each case not less than 14 days prior to such applicable record date or effective date.

7.	In the event of:

i.	the sale by the Corporation of all the assets of the Corporation or substantially all the assets of the Corporation; or

ii.	the acquisition (otherwise than pursuant to a formal bid referred to below) by any person of Voting Shares (or other securities of the Corporation having rights of purchase, conversion or exchange into Voting Shares) which together with securities of the Corporation held by such person, together with persons acting in concert with such person, exceeds 51% of the issued and outstanding Voting Shares (assuming the purchase, conversion or exchange of such other securities, whether then purchasable, convertible or exchangeable or not, into the highest number of Voting Shares, such person or persons would be entitled to); or

iii.	the amalgamation, arrangement, merger or other consolidation of the Corporation with or into any one or more other corporations,

b.	pursuant to which a person or company or combination of persons and/or companies thereafter hold a greater number of Voting Shares or other securities of the successor or continuing corporation having rights of purchase, conversion or exchange into Voting Shares of the successor or continuing corporation (assuming the purchase, conversion or exchange of such other securities whether then purchasable. convertible or exchangeable or not into the highest number of Voting Shares of the successor or continuing corporation such persons and/or companies would be entitled to) than the number of Voting Shares of the successor or continuing corporation held directly and indirectly by former shareholders of the Corporation; or

c.	pursuant to which the President of the Corporation immediately prior thereto is not immediately thereafter the President of the successor or continuing corporation; or

d.	such other amalgamation, arrangement, merger or other consolidation which, in the opinion of the Board of Directors, should be subject to this section 7 in order to fairly protect the rights of the Optionee;

then the Option may be exercised, notwithstanding Section 2, as to all or any of the Optioned Shares in respect of which the Option has not been exercised on or before the earlier of the Expiration Time and 4:00 p.m. (Calgary time) on that date which is 60 days after the date of notice to the Optionee of such event. After such date the provisions of this Agreement apart from this section 7 shall reapply with respect to the balance of the Optioned Shares in respect of which the Option has not been exercised provided that, for the purposes of Section 2, any Optioned Shares purchased pursuant to this subsection shall be deemed to have been the Optioned Shares in respect of which the Optionee could have exercised the Option earliest.

e.	In the event of a bona fide offer (within the meaning of the Securities Act (Alberta)) being made to acquire outstanding Voting Shares or other securities of the Corporation having rights of purchase, conversion or exchange into Voting Shares which together with securities of the Corporation held by the offeror, together with persons acting jointly or in concert with the offeror, will exceed 51% of the issued and outstanding Voting Shares (assuming the purchase, conversion or exchange of such other securities, whether then purchasable, convertible or exchangeable or not, into the highest number of Voting Shares such offeror and other persons, if any, would be entitled to) in respect of which bid the Board of Directors recommended acceptance of the bid, then the Corporation shall give notice of such bid to the Optionee immediately upon becoming aware of such bid and in any event at least 14 days before the expiration of such bid. Subject to the condition subsequent set forth below, the Optionee shall have the right, whether or not such notice is given to the Optionee by the Corporation, to exercise the Option, notwithstanding Section 2, as to all or any of the Optioned Shares in respect of which the Option has not been exercised on or before the earlier of the Expiration Date and the expiration of the bid provided, however, that such exercise shall only be for the purpose of tendering such shares pursuant to such bid. The foregoing right is subject to the condition that if for any reason such shares are not so tendered or, if tendered, are not for any reason taken up and paid for by the offeror pursuant to the bid, the Option respecting any such shares shall be deemed not to have been exercised, any such shares shall be added back to the number of Optioned Shares, if any, remaining, unexercised hereunder and upon presentation to the Corporation of share certificate representing such shares properly endorsed for transfer back to the Corporation, such share certificates shall be deemed not to have been issued and the Corporation shall refund to the Optionee all consideration paid by him. After the earlier of the Expiration Date and the expiration of the bid, the provisions of this Agreement, apart from this subsection 7(b), shall reapply with respect to the balance of the Optioned Shares in respect of which the Option has not been exercised provided that, for the purposes of Section 2, any Optioned Shares purchased pursuant to this subsection shall be deemed to have been the Optioned Shares in respect of which the Optionee could have exercised the Option earliest.

8.	Nothing herein contained shall obligate the Optionee to purchase and/or pay for any of the Optioned Shares, except those Optioned Shares in respect of which the Optionee shall have exercised the Option.

9.	The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any rights to receive dividends or other distributions therefrom or thereon) except those Optioned Shares in respect of which the Optionee shall have exercised the Option and which the Optionee shall have actually taken up and paid for.

10.	The Option shall not be assignable by the Optionee.

11.	Time shall be of the essence of this Agreement.

12.	In the event that the date on or by which any action is required to be taken pursuant to this Agreement is not a Business Day, then such action shall be required to be taken on or by, as the case may be, the next following day which is a Business Day.

13.	Except as otherwise set forth herein, this Agreement shall be binding upon and enure to the benefit of the heirs, executors, administrators, legal personal representatives to the extent provided in Section 5, successors and assigns of the Optionee and of the Corporation respectively.

14.	Any notice in writing required or permitted to be given hereunder shall be addressed to:

a.	the Corporation at principal offices of the Corporation; and

b.	the Optionee at the address set forth below the Optionee’s signature herein.

Any such notice delivered shall be deemed to have been given and received on the date of delivery provided that such date is a Business Day and otherwise on the next following date which is a Business Day and, if mailed, shall be deemed to be received on the fifth Business Day following the date of mailing. Any such address for the giving of notices hereunder may be changed by notice in writing given hereunder.

15.	This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.